MINERAL PROPERTY OPTION AGREEMENT

THIS OPTION AGREEMENT is made effective as of the 24th day of February, 2004

BETWEEN:
CHRISTOPHER IAN DYAKOWSKI, Professional Geologist, of 3750 West 49th Ave, Vancouver, BC V6N 3T8 (the "Optionor")

AND:
DELBROOK CORPORATION,
a corporation formed pursuant to the laws of the State of Nevada and having an office for business located at Suite 2000, 1066 West Hastings Street, Vancouver BC V6E 3X2

(the "Optionee")

WHEREAS:

A.      The Optionor is the registered and beneficial owner of certain mineral interests located in the Santa Cruz Province of the Republic of Argentina and described and illustrated in Schedule "A" attached hereto (hereinafter referred to as the "Pinguino Property");

B.      The Optionor has agreed to grant an exclusive option to the Optionee to acquire a 100% undivided interest in and to the Pinguino Property upon the terms and conditions hereinafter set forth, subject only to the Royalty (as defined herein);

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of $1.00 having been paid by the Optionee to the Optionor and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Optionor, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS

For the purposes of this Agreement the following words and phrases shall have the following meanings:

(a)	"Agreement" means this Agreement, as the same may be amended, supplemented or modified from time to time;
(b)	"$" means Canadian dollars;

(c)
"Exploration and Development" means, inter alia, all direct and indirect Pinguino Property preparation, analysis (and activities incident thereto), and filing work and expenditures conducted and incurred by the Optionee, at its instruction, or on its behalf, or by assignment to another party, for the purpose of determining the existence of mineral deposits of a commercial nature on the Pinguino Property;

(d)	"Operator" means that person or company acting as such pursuant to this Agreement;
(e)	"Option" means the option to acquire a 100% interest in and to the Pinguino Property as provided for in Section 3.1 herein;
(f)	"Option Period" means the period during the term of this Agreement from the date hereof to and including the date of exercise of the Option;
(g)
"Programs" means the plans, including budgets, for every kind of work done on or in respect of the Pinguino Property by or under the direction of or on behalf of or for the benefit of a party, and, without limiting the generality of the foregoing, includes assessment work, geophysical, geochemical and geological surveying, studies and mapping, investigating, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores, metals and concentrates, surveying and bringing any mineral claims to lease or patent, reporting, and all other work usually considered to be prospecting, exploration, development and mining work;

(h)
"Pinguino Property" means the mineral claims described in Schedule A attached hereto, and the interest of the Optionor thereto, and any other permits or property interests of the Optionor incorporated into the Pinguino Property by the terms of this Agreement;

(i)
"Property Rights" means all licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement and necessary for the Exploration and Development of the Pinguino Property; and

(j)
“Royalty” means the net smelter returns royalty in the Pinguino Property to be retained by the Optionor equal to 2% of net smelter returns on gold, base metals, precious metals and any other minerals normally subject to net smelter returns all upon and subject to the terms and conditions set out in Schedule B attached hereto.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

Mutual Representations

2.1      Each party represents and warrants to the other party hereto that:

(a)	the parties have full power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;
(b)
neither the execution and delivery of this Agreement nor any of the agreements contemplated hereby, nor the consummation of the transactions contemplated hereby, conflict with, or result in the breach of, or accelerate the performance required by any agreement to which it is a party;

(c)	the parties have or shall have at the requisite times the financial resources to discharge their obligations under this Agreement; and
(d)	the parties will diligently and in good faith perform their duties and obligations under this Agreement.

Representations of the Optionor

2.2      The Optionor represents and warrants to the Optionee that:

(a)	it is legally entitled to hold the Pinguino Property and all mineral interests comprised therein, and all Pinguino Property Rights held by it;
(b)
it is the recorded and beneficial owner of all of the mineral interests comprising the Pinguino Property free and clear of all liens, charges and claims of others, no taxes or rentals are due in respect of any thereof, it has free and unimpeded right of access to the Pinguino Property, and it has use of the Pinguino Property surface for the herein purposes;

(c)
the mineral interests comprised in the Pinguino Property have been duly and validly located and recorded pursuant to the laws of the Republic of Argentina and are in good standing on the date of this Agreement and until the dates set opposite the respective names of such interests in Schedule A attached hereto;

(d)
there is no adverse claim or challenge against or to the ownership of or title to any of the mineral interests comprising the Pinguino Property or which may impede development, nor to the knowledge of the Optionor is there any basis for any potential claim or challenge including native land claims, and there are no outstanding agreements or options to acquire or purchase the Pinguino Property or any portion thereof, and no persons have any royalty, net profits or other interests whatsoever in production from any of the mineral interests comprising the Pinguino Property other than the Royalty;

(e)
the consummation of the transactions contemplated in this Agreement will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any other indenture, agreement or other instrument to which the Optionor is a party or by which it is bound or to which it may be subject;
(f)	no proceedings are pending for, and the Optionor is unaware of any basis for, the institution of any proceedings leading to the placing of the Optionor in bankruptcy; and
(g)
the Property Rights are sufficient to allow the Optionee to conduct Exploration and Development Activities on the Pinguino Property without further permitting or permissions save and except for the permission of the holders of the surface rights to the Pinguino Property (and which the Optionee has no reason to believe shall not be granted in the normal course without undue expense or effort by the Optionor) and the Optionee has all required licences to carry on business in Argentina and hold the Property as bare trustee for the Vendor.

2.3      The parties hereto agree:

Indemnification

(a)	the representations and warranties of the parties hereinbefore set out are conditions upon which the parties have relied on in entering into this Agreement; and
(b)
any defaulting party shall be liable and shall indemnify and save harmless the non-defaulting party from any and all loss (including economic loss), costs, damages, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in this Agreement.

ARTICLE 3
GRANT AND MAINTENANCE OF OPTION

Option

3.1      The Optionor hereby gives and grants to the Optionee the sole and exclusive right and option to acquire a 100% undivided interest in and to the Pinguino Property in accordance with the terms of this Agreement (the "Option"), subject only to the Royalty.

Option Payments

3.2      In order to keep the right and Option granted to the Optionee in respect of the Pinguino Property in good standing and in force and effect the Optionee shall be obligated to pay to the Optionor a total of $450,000 as follows:

(a)	the sum of $50,000 on or before July 1, 2004;
(b)	the sum of $75,000 on or before July 1, 2005;
(c)	the sum of $100,000 on or before July 1, 2006;

(d)	the sum of $100,000 on or before July 1, 2007; and
(e)	the sum of $125,000 on or before July 1, 2008.

3.4      If the Optionee fails to make the required payments in accordance with paragraph 3.2 herein within the time periods specified in paragraph 3.2 herein, then the Optionee shall lose its Option to acquire a 100% undivided interest in and to the Pinguino Property and this Agreement and the Option shall terminate.

3.5      During the term of this Option, the Operator shall be the Optionee. During this time the Optionee shall in its capacity as Operator determine in its sole discretion Programs for the Exploration and Development of the Pinguino Property.

3.6      During the term of this Option, the Operator shall keep the Pinguino Property in good standing, free and clear of all liens, charges and encumbrances resulting from its activities on the Pinguino Property.

ARTICLE 4
EXERCISE OF OPTION

4.1      At such time as the Optionee has made the required payments in accordance with paragraph 3.2 herein within the time periods specified in paragraph 3.2 herein, then the Option shall be deemed to have been exercised by the Optionee, and the Optionee shall have thereby, without any further act, acquired a 100% undivided interest in and to the Pinguino Property.

4.2      The parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any party the partner, agent or legal representative of any other party, nor create any fiduciary relationship between them for any purpose whatsoever. No party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the parties or as otherwise expressly provided.

ARTICLE 4A
REPURCHASE OF ROYALTY

     The Optionee shall have the right at any time to repurchase either (i) one half of the Royalty from the Optionee on payment to the Optionee of the sum of $1,000,000 or (ii) all of the Royalty from the Optionee on payment to the Optionee of the sum of $2,000,000. The right to repurchase the Royalty shall terminate sixty days after the Date of Commencement of Commercial Production on the Pinguino Property as defined in Schedule “B” hereto. The Royalty purchased hereunder will include any payments on account of the Royalty which may become due in respect of the calendar quarter in which the purchase occurs, but not in respect of any preceding calendar quarter.

ARTICLE 5
RIGHT OF ENTRY

5.1      Throughout the Option Period the Optionee, and its servants, agents and independent contractors, shall have the sole and exclusive right in respect of the Pinguino Property to:

(a)	enter thereon;
(b)	have exclusive and quiet possession thereof;
(c)	do such prospecting, exploration, development and/or other mining work thereon and thereunder as the Optionee in its sole discretion may determine advisable;
(d)	bring upon and erect upon the Pinguino Property buildings, plant, machinery and equipment as the Optionee may deem advisable; and
(e)	remove therefrom and dispose of reasonable quantities or ores, minerals and metals for the purpose of obtaining assays or making other tests.

ARTICLE 6
REGISTRATION AND TRANSFER OF PINGUINO PROPERTY INTERESTS

     Forthwith after the execution of this Agreement, the Optionor shall deliver to the Optionee duly executed transfers of the mineral interests comprised in the Pinguino Property in immediately recordable form in favour of the Optionee or its nominee, free and clear of all liens, charges, encumbrances, security interests and adverse claims. The Optionee shall forthwith upon receipt record all transfers at its own cost with the appropriate mining recorder’s office to effect legal transfer of the Pinguino Property into the name of the Optionee or its nominee, provided that the Optionee shall hold the Pinguino Property subject to the terms of this Agreement, it being understood that the transfer of title to the Optionee is for administrative convenience only.

ARTICLE 7
OBLIGATIONS OF THE OPTIONEE DURING THE OPTION PERIOD

7.1      During the Option Period the Optionee, as Operator, shall:

(a)
maintain in good standing those material claims comprised in the Pinguino Property that are in good standing on the date hereof by the doing and filing of assessment work or the making of payments in lieu thereof, by the payment of taxes and rentals and the performance of all other actions which may be necessary in that regard and in order to keep such mineral claims free and clear of all liens and other charges arising from the Optionee’s activities thereon except those at the time contested in good faith by the Optionee;

(b)
permit the directors, officers, employees and designated consultants of the Optionor, at their own risk, access to the Pinguino Property at all reasonable times, subject always to the confidentiality provisions of Section 13 herein, provided that the Optionor agrees to indemnify the Optionee against and to save it harmless from all costs, claims, liabilities and expenses that the Optionee may incur or suffer as a result of any injury (including injury causing death) to any director, officer, employee or designated consultant of the Optionor while on the Pinguino Property;

(c)	deliver to the Optionor on or before July 30 in each year a report (including up-to-date maps if there are any) describing the results of work done in the last completed calendar year;
(d)	do all work on the Pinguino Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority; and
(e)
deliver to the Optionor forthwith after receipt by the Optionee assay results for samples taken from the Pinguino Property, together with reports showing the location from which the samples were taken and the type of samples.

ARTICLE 8
POWER TO CHARGE PINGUINO PROPERTY

8.1      At any time before the Optionee has exercised the Option, the Optionee may grant mortgages, charges or liens (each of which is herein called a “mortgage”) of and upon the Pinguino Property or any portion therefore, on any mill or other fixed assets located thereon, and on any or all of the tangible personal property located on or used in connection with the Pinguino Property, to secure financing of development of the Pinguino Property provided that, unless otherwise agreed to by the Optionor, it shall be a term of each mortgage that the mortgagee or any person acquiring title to the Pinguino Property upon enforcement of the mortgage shall hold the same subject to the rights of the Optionor hereunder as if the mortgagee or any such person had executed this Agreement as the Optionee.

ARTICLE 9
OBLIGATIONS OF THE OPTIONEE ON TERMINATION OF THE OPTION

Obligations on Termination

9.1      If the Option is terminated otherwise than upon the exercise thereof pursuant to paragraph 3.4 herein, the Optionee shall:

(a)
leave in good standing for a period of at least 12 months from such termination those mineral claims comprised in the Pinguino Property that are in good standing on the date hereof and any other mineral claims comprised in the Pinguino Property that the Optionee brings into good standing after the date hereof; and

(c)
deliver at no cost to the Optionor within 90 days of such termination copies of all reports, maps, assay results and other relevant technical data compiled by or in the possession of the Optionee with respect to the Property and not heretofore furnished to the Optionor.

Residual Right of Access

9.2      Notwithstanding termination of the Option, the Optionee shall have the right, within a period of 180 days following the termination of the Option, to remove from the Pinguino Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Pinguino Property by or on behalf of the Optionee, and any such property not removed within such 180 day period shall thereafter become the property of the Optionor.

ARTICLE 10
AREA OF MUTUAL INTEREST

     In the event the Optionor, either directly or indirectly during the currency of this Agreement, stakes or acquires, including by way of an option, any mineral claims, placer claims or other mining property, or any interest therein contiguous to the Pinguino Property or lying within five (5) kilometres of the Pinguino Property or any part thereof as at the date of this Agreement, it shall forthwith thereafter notify the Optionee in writing as to the details of such staking or acquisition and the cost thereof, and if the Optionee notifies the Optionor within 30 days after receiving such details that it wishes such mineral claims or mining property to become part of the Pinguino Property, then the mineral claims or mining property so staked or acquired will be deemed thereafter to be part of the Pinguino Property for all purposes of the Agreement and the term “Pinguino Property” shall mean and include any such mineral claims or mining property, and the costs of such staking or acquisition shall be paid by the Optionee. In the event that the Optionee does not consent to such mineral claims or mining property becoming part of the Pinguino Property, then the Optionor shall be entitled to hold such mineral claims or mining property free of the terms of this Agreement.

ARTICLE 11
SURRENDER AND ACQUISITION OF PROPERTY INTERESTS
PRIOR TO TERMINATION OF AGREEMENT

     The Optionee may at any time, either before or after the exercise of the Option, elect to abandon any one or more of the mineral claims comprised in the Pinguino Property by giving notice to the Optionor of such intention. For a period of 30 days after the date of delivery of such notice the Optionor may elect to have any or all of the mineral claims in respect of which such notice has been given transferred to it by delivery of a request therefor to the Optionee, whereupon the Optionee shall deliver to the Optionor a bill of sale or other appropriate deed or assurance in registrable form transferring its entire interest in such mineral claims to the Optionor. If the Optionor fails to make request for the transfer of any mineral claims as aforesaid within such 30-day period, the Optionee may then abandon such mineral claims without further notice to the Optionor. Upon any such transfer or abandonment the mineral claims so transferred or abandoned shall for all purposes of this Agreement cease to form part of the Pinguino Property.

ARTICLE 12
FORCE MAJEURE

Extension of Time Periods

12.1      If the Optionee is at any time either during the Option Period or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of the Optionee, excepting the want of funds, then the time limited for the performance by the Optionee of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

Notice

12.2      The Optionee shall within 10 days give notice to the Optionor of each event of force majeure under paragraph 12.1 herein, and upon cessation of such event shall furnish the Optionor with notice of that event together with particulars of the number of days by which the obligations of the Optionee hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

ARTICLE 13
CONFIDENTIAL INFORMATION

No information furnished by one party to the other party hereunder in respect of the activities carried out on the Pinguino Property, or related to the sale of product derived from the Pinguino Property, shall be published by either party without the prior written consent of the other party, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities law and regulations and stock exchange rules, provided that the publishing party shall provide copies of any proposed releases to the other party for comment before publishing.

ARTICLE 14
ARBITRATION

Arbitration

14.1      The parties agrees that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof.

Notice

14.2      It shall be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than 10 days' prior written notice of its intention to do so to the other party together with particulars of the matter in dispute. On the expiration of such 10 days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in paragraph 14.3 herein.

Appointment of Arbitrators

14.3      The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, within 15 days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 30 days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration provided for herein, provided that the parties may agree to appoint a single arbitrator in respect of such arbitration. If the other party shall fail to appoint an arbitrator within 15 days after receiving notice of the appointment of the first arbitrator, or if the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the Commercial Arbitration Act of the Province of British Columbia. Except as specifically otherwise provided in this Section, the arbitration herein provided for shall be conducted in accordance with such Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British Columbia, for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this Section. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties. The expense of the arbitration shall be paid as specified in the award.

Award Binding

14.4      The parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

ARTICLE 15
DEFAULT

Default

15.1      The parties hereto agree that if the Optionee is in default with respect to any of the provisions of this Agreement, the Optionor shall give notice to the Optionee, designating such default, and within 30 days after its receipt of such notice, the Optionee shall either:

(a)	cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or
(b)	give the Optionor notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.

Effect of Arbitration

15.2      If arbitration is sought, a party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of Section 14 hereof.

Effect of Default

15.3 If:

(a)	the default is not so cured or a commencement made on proceeding to cure it; or
(b)	arbitration is not so sought; or
(c)	the Optionee is found in arbitration proceedings to be in default, and fails to cure it or commence proceedings to cure it within 30 days after the rendering of the arbitration award;

then the Optionor shall, by written notice given to the Optionee at any time while the default continues, terminate the interest of the Optionee in the Pinguino Property and this Agreement. PROVIDED that the Optionee shall, upon such termination, provide the Optionor with copies of all maps, plans, reports and documents in the Optionee's possession with respect to the Pinguino Property.

ARTICLE 16
N OTICE

Method of Delivery

16.1      Each notice, demand or other communication required or permitted to be given under this Agreement by a party shall be in writing and shall be delivered or faxed to the other party at the address for such party specified above, in each case directed to the attention of the President. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or the date of transmission if faxed.

Change of Address

16.2      Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

ARTICLE 17
GENERAL

Novation

17.1      This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

No Waiver

17.2      No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

Further Acts

17.3      The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interests from time to time of the parties in the Pinguino Property.

Governing Law

17.4      This Agreement shall be construed in accordance with the laws in force from time to time in the Province of British Columbia and the parties here irrevocably attorn to the exclusive jurisdiction of the Court of British Columbia.

No Assignment

17.6      No party may sell, assign, pledge or mortgage or otherwise encumber all or any part of its interest herein or to the Pinguino Property, save and except as herein provided, without prior written consent of the other party, such consent not to be unreasonably withheld, provided that any party may at anytime at its sole discretion and without prior approval of the other party assign and transfer, subject to all the terms and conditions of this Agreement, its interest to any wholly owned subsidiary.

Successors and Assigns

17.6      This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

Independent Legal Advice

17.7      The Optionee has obtained legal advice concerning this Agreement and has requested that the Optionor obtain independent legal advice with respect to same before executing it. In executing this Agreement, the Optionor represents and warrants to the Optionee that he has been advised to obtain independent legal advice, and that prior to the execution of this Agreement he has obtained independent legal advice or has, in his discretion, knowingly and willingly elected not to do so.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

DELBROOK CORPORATION

By: /s/ Ken Hicks
Ken Hicks, Vice-President (Exploration)
/s/ Valerie Moschetti
Witness

Valerie Moschetti
Name

2536 Eton Street
Address

Vancouver, BC

/s/ Christopher Ian Dyakowski
CHRISTOPHER IAN DYAKOWSKI
/s/ Valerie Moschetti
Witness

Valerie Moschetti
Name

2536 Eton Street
Address

Vancouver, BC

This is page 13 to the Mineral Property Option Agreement made as of the 24th day of February 2004 between Christopher Ian Dyakowski and Delbrook Corporation.

SCHEDULE "A"

THIS IS SCHEDULE "A" to the Mineral Property Option Agreement made as of the 24th day of February 2004 between Christopher Ian Dyakowski and Delbrook Corporation.

Property Name	Expediente No. (File No.)	Registered Holder	Claim Type	Size (Hectares)	Province
Pinguino	406.876/03	C. Dyakowski	Cateo	10,000	Santa Cruz
Pinguino	414.409/CID/00	C. Dyakowski	MD	1500*	Santa Cruz
Pert 1 to 30	Described by Gauss Kruger Coordinates	C. Dyakowski	Pertinencias	6 x 30 = 180 hectares**	Santa Cruz

*soon to expire and will be replaced by new MD MD exists within the 10,000 hectare block

** Pertinencias 1 to 30 are maintained by paying taxes on them ad infinitum

SCHEDULE “B”

Net Smelter Returns Royalty

THIS IS SCHEDULE "B" to the Mineral Property Option Agreement made as of the 24th day of February 2004 between Christopher Ian Dyakowski and Delbrook Corporation.

1.	The following words and phrases shall have the following meanings, namely:
(a)
“Date of Commencement of Commercial Production” shall be the date upon which Ore from the Pinguino Property is being consistently milled on a continuous basis at 75% of the rate projected in the final feasibility study, if any, prepared by or for the Optionee in respect of the Pinguino Property or 180 days after the date on which Ore from the Pinguino Property is first mined, whichever shall first occur;

(b)
“Net Smelter Returns” with respect to the Pinguino Property shall mean the gross proceeds received by the Optionee in any year from the sale of Product from the mining operation on the Pinguino Property, less successively:

		(i)	the cost of transportation of such Product to a smelter or other place of treatment; and
		(ii)	smelter and treatment charges.
	(c)	“Ore” shall mean any material containing a mineral or minerals of commercial economic value mined from the Pinguino Property.
(d)
“Product” means Ore mined from the Pinguino Property and any concentrates or other materials or products derived therefrom, provided, however, that if any such Ore, concentrates or other materials or products are further treated as part of the mining operation in respect of the Pinguino Property, such Ore, concentrates or other materials or products shall not be considered to be “Product” until after they have been so treated.

2.
The Optionee shall give notice to the Optionor of the date on which Ore is first mined. It is agreed that pilot plant operations and the mining or milling of Ore in connection therewith shall not be considered commercial production.

3.
The amount of Royalty payable to the Optionor, namely of Net Smelter Returns, shall be calculated by the Optionor each quarter and at the end of such quarter and shall be paid to the Optionor on or before the last day of the next following quarter. Any adjustments in the payment of Royalty hereunder arising out of an audit referred to in paragraph 7 hereof shall be made and paid at that time.

4.
On or before the last day of each quarter of each year after the Date of Commencement of Production, the Optionee shall deliver to the Optionor a statement indicating in reasonable detail, as of the last day of the immediately preceding quarter, the calculation of Net Smelter Returns and the aggregate Royalty payable for such quarter.

5.
The Optionee may remove reasonable quantities of Ore and rock from the Pinguino Property for the purpose of bulk sampling and of testing, and there shall be no Royalty payable to the Optionor with respect thereto unless revenues are derived therefrom.

6.
The Optionee agrees to maintain for each mining operation on the Pinguino Property up to date and complete records relating to the production and sale of Product including accounts, records, statements and returns relating to treatment and smelting arrangements of the Product, and the Optionor or its agents shall have the right at all times, including for a period of twelve (12) months following the expiration or termination of this Agreement, to inspect such records, statements, and returns and make copies thereof at its own expense for the purpose of verifying the amount of Royalty payments to be made by the Optionee to the Optionor pursuant hereto. The Optionor shall have the right at its own expense to have such account audited by independent auditors once year.

7.
The Optionee shall have an audited statement prepared by its auditors for each year with respect to the Royalty payable to the Optionor hereunder, by the in the following year, and the Optionee shall forthwith deliver a copy of such statement to the Optionor.

8.
All Royalty payments shall be consider final and in full satisfaction of all obligations of the Optionee making same in respect thereof if such payments or the calculation in respect thereof are not disputed by the Optionor within sixty (60) days after receipt by the Optionor of the audited statements referred to in paragraph 7 hereof. Any disputes under this paragraph shall be decided by arbitration as herein provided.

9.
The Optionee shall have the right to commingle with Ores from the Pinguino Property, ore produced from other properties provided that prior to such commingling, the Optionee shall adopt and employ reasonable practices and procedures for weighing, determination of moisture content, sampling and assaying, as well as utilize reasonable accurate recovery factors in order to determine the amount of products derived from, or attributable to Ore mined and produced from Pinguino Property. The Optionee shall maintain accurate records of the results of such sampling, weighing and analysis as pertaining to Ore mined and produced from the Pinguino Property.